Exhibit 99.2

FINAL TRANSCRIPT
TWMC - Trans World Entertainment Corp. 2006 Holiday Sales
Conference Call
Event Date/Time: Jan. 03. 2007 / 10:00AM ET

CORPORATE PARTICIPANTS

Bob Higgins

Trans World Entertainment Corporation - Chairman and CEO

Jim Litwak Trans

World Entertainment Corporation - President and COO

John Sullivan

Trans World Entertainment Corporation - EVP and CFO

CONFERENCE CALL PARTICIPANTS

Edward Yruma

J.P. Morgan - Analyst

Joe Gomes

McGinn, Smith & Co - Analyst

Ian Corydon

B. Riley & Co - Analyst

SooAnn Roberts

Kaufman Brothers - Analyst

Bryant Riley

Riley Investment Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Trans World Entertainment 2006 holiday sales results conference call.

(OPERATOR INSTRUCTIONS). As a reminder, this conference call is being recorded. I would now like to introduce your host for today’s conference, Mr. Bob Higgins, Chairman and CEO of Trans World Entertainment. Mr. Higgins, you may begin.

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

Good morning. With me today are Jim Litwak, our President and Chief Operating Officer, and John Sullivan, our Chief Financial Officer. During today’s call we will provide you with an overview of our sales performance for the 2006 holiday season, and then discuss our updated earnings forecast for the year.

Holiday sales were disappointing and well below our expectations. For the five weeks in December, our comp sales decreased 6% after declining 2% in November. For the nine-week period including November, our comp sales were down 5%. Sales in our acquired Musicland stores were also below expectations, and we are confident that the performance of these stores will improve.

Jim will now comment on each category of the business.

Jim Litwak - Trans World Entertainment Corporation - President and COO

Thank you, Bob. As Bob mentioned, our sales performance this holiday season was disappointing. By category, for the combined November and December period, our comp sales were down 12% in music and 2% in video. Our video game business was up 6%, and our other categories, including electronics, accessories and boutique, increased a combined 11%.

Music represented 37% of our business in the period. The 12% comparable store decreases was a slight improvement to the 14% decrease we experienced in the third quarter, but music continues to decline at a double-digit rate due to the lack of good product and lower average unit selling prices.

The video category, including DVD and VHS, represented 42% of our business. DVD was flat for the period, despite several strong new releases, including Pirates of the Caribbean and Talladega Nights. In 2005 we also had strong releases, but we expected a better performance this year.

Video games had positive comparable sales with the launch of PlayStation 3 and Wii, but the increase was constrained by products not being available to satisfy consumer demand,

which was experienced industry wide. We feel we will see an improved supply in 2007. The comp increase of 11% in our other categories was due to the strength of electronics and accessories.

Let me now turn it back to Bob.

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

Thanks, Jim. As you can see, we performed well below our plan for the year. With this season’s holiday sales numbers being lower than our expectations, we now expect earnings for fiscal 2006 to be in a range of breakeven to $0.05 per share, compared to our previous issued guidance of $0.10 to $0.20 per share.

Our prior earnings forecast of $0.10 to $0.20 per share for the year was predicated on a fourth-quarter comp sales increase in the low single digits. With the nine-week period down 5% on a comp basis, I don’t believe the month of January will move that number much. EBITDA is forecasted at 38 to 41 million.

Our 2007 planning is underway, which will stay focused on key initiatives, including strengthening our brand with improved marketing. We will continue to focus on increasing sales in our core categories of music, DVD and games, while expanding categories beyond these product lines. We’ll continue our improvement of our selling culture and improve our in-store experience and visual presence.

We will release our fourth-quarter and year-end earnings on Thursday, March 1st. At this time I’d like to open up the call to any questions that anyone might have.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS). Edward Yruma, J.P. Morgan.

Edward Yruma - J.P. Morgan - Analyst

Can you please talk a little bit about the Musicland performance a little bit more? What can you do to improve the performance of those stores, and why do you think they underperformed relative to your expectation?

Jim Litwak - Trans World Entertainment Corporation - President and COO

Musicland performed weaker than what we thought in regards to -- I think the biggest reason was their replay loyalty program. That was a very large percent of the business last year. They were aggressively promoting that, running strong, unprofitable promotions in regards to double, triple points; strong direct-mail campaigns. They had a membership base well in excess of 1 million customers that were participating. And frankly, as we made the conversion to our own loyalty program, our replay membership -- which incidentally is well over 700,000 now -- we just didn’t have that -- the traction to be able to drive as many customers into the stores as they were able to do last year.

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

I think the other thing was it took us a little longer then we felt it would to get that customer back to those stores. Immediately, even though we moved very quickly on getting inventory, the merchandise presentation in, it took us longer than we wanted to to get a good program going. And the best example of that would be the Sam Goody rural stores, which were really last on our list to do. We really didn’t have those stores ready to do business until probably mid-November. And it’s taken us -- as Jim mentioned, the replay was a program that worked well for them, and so it’s taken us a little time to get the customer back in those stores. But we’re very confident that we’ll see that change quickly.

Edward Yruma - J.P. Morgan - Analyst

Can you talk about the stratification of store performance across your entire portfolio? Is there a tranche of stores that you can close that would improve performance significantly, or are the stores all performing relatively consistently?

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

Well, I think you always have under-performing stores and better-performing stores. And as we do at every -- we do it quarterly, monthly, through the year, and at the end of the year we make our decision based on that. And definitely we’ll be closing a fairly decent size group of stores this year. Some of those -- a good percentage of those being some Musicland locations that were part of the acquisition, because we did protect ourselves in a way that if we didn’t see the performance, and felt there wouldn’t be the performance in the future from those stores, we have the ability to get out of those. So we will definitely focus in the month of January. We already know what we’re going to do. We pretty much know what we’re going to do, and we’ll take action on that.

Edward Yruma - J.P. Morgan - Analyst

My final question -- can you give us a quick update on your digital music strategy? I know that you had intended to use LVS3 as part of that platform, but that strategy may have changed. Can you give us a quick update on that?

Jim Litwak - Trans World Entertainment Corporation - President and COO

It’s really a combination of both. We’re going to be testing -- we’re going to roll out in January to 25 stores our mix and burn strategy, which enables us to either burn CDs in stores, or to download to specific portable devices. So, you can do one or the other, depending upon what portable device you have. Or if you don’t have the one that works, you’ll be able to burn a CD, bring it home, and upload it and download it into another device. That’s going to go into 25 stores. We should have that set by the end of January. Providence is one of the areas that we’re going to saturate the mix and burn strategy in, and then we’ll start to market it the customer and see what the response is going to be.

Ultimately, the feeling is is that if this is successful, it’s something that we could migrate into the LVS system. In fact, we’ve got a few where we are testing it through the LVS system now. But ultimately that will be the play; that we could bring it all the way through into the LVS system.

Operator

Joe Gomes, McGinn, Smith & Co.

Joe Gomes - McGinn, Smith & Co - Analyst

Could you guys give us any insight as to the impact of gift cards on the results for this Christmas?

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

I’ll tell you, we were always a leader in the gift card business up until about a year and a half ago. Our gift card business is not -- it’s still very strong as a percentage of sales, but not to the level that we’d like to see it, where we used to have enormous comps ever year. And so I would say that we were not totally happy with our gift card performance. We have already talked about that, and got some ideas we’re working on as we go forward to really improve that business. But we were a real leader in that business before most people were in it (multiple speakers) years ago. And our numbers used to be phenomenal. But now everybody is going after that business, and we have to attack it a little differently.

Joe Gomes - McGinn, Smith & Co - Analyst

I thought I read an article -- said that you guys are not going forward with acquiring some of the Tower locations. Is that true?

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

We have acquired three of the locations definitely, which include Philadelphia, which is a great store, Nashville, which we think is just going to be a great store for us, and Torrance, California. We’re also looking at some of the markets where they’ve performed well. And whether or not we should find the right piece of real estate there, we would open something there. So, we will continue to look at it. But [it’s limited] what we do in their existing stores, but (multiple speakers)

Jim Litwak - Trans World Entertainment Corporation - President and COO

There were two other locations initially in Sacramento that didn’t work out (multiple speakers) what you’re referring to, I think, Joe.

Joe Gomes - McGinn, Smith & Co - Analyst

Right. Sacramento didn’t work out. Thanks.

Operator

Ian Corydon, B. Riley & Co.

Ian Corydon - B. Riley & Co - Analyst

Could you talk about the video category, what happened there to cause us to comp down after a couple quarters of positive comps? And then, in the other category, could you talk about what worked and what didn’t over the holidays, and where margins are shaking out in that category?

Jim Litwak - Trans World Entertainment Corporation - President and COO

In terms of the DVD category, I think you’re right. It was disappointing because we had been so strong, particularly in the third quarter, where we had double-digit comps, and we had high expectations. Where we got hurt was the top 50 in the comp store basis was down close to 20% in terms of sales. And frankly, that’s the big story. We had good growth in our deeper genres and our [deep cataloged] product. We were strong promotionally. But despite what we felt was a very strong new release schedule, particularly in regards to what the box office was telling us, we didn’t realize it there.

In regards to the other categories, the electronics business, the portable electronics business was very strong for us. The accessory business to go along with all of that was incredibly strong for us. And the boutique business, on a total company-wide basis, was also particularly strong for us. And each one of those categories shows us that there is terrific upside going after those businesses in the future. From a margin perspective, while electronics is a lower-margin based product, the accessories and the boutique pieces are very strong margin opportunities. So, we feel -- we feel bullish in terms of that business. And we still feel bullish about the core part of our business as well. While DVD might have hit a blip in terms of the top 50, the catalog product was exceptional for us. And we think there’s unique opportunities for us to continue to go [out there] in the future.

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

The other thing that’s interesting, just to add to Jim’s comment on the top 50 -- was down 20% in dollars and it was down 7% in units, which just goes to show the competitive environment and the average pricing out there on top 50 products.

Ian Corydon - B. Riley & Co - Analyst

My last question. Could you talk about where you see gross margin ending the year? And then, where do you expect your net cash position to be?

John Sullivan - Trans World Entertainment Corporation - EVP and CFO

I think the gross margin for the year will be somewhere in the range of 35%. Our cash position at the end of the year I would expect to be around 150 million.

Operator

Did that answer your question, sir?

Ian Corydon - B. Riley & Co - Analyst

Yes.

Operator

SooAnn Roberts, Kaufman Brothers.

SooAnn Roberts - Kaufman Brothers - Analyst

I was hoping that you could expand a little bit on your product expansions beyond the core categories; what your focus will be in the near-term versus the long-term. Then I have a follow-up question after that.

Jim Litwak - Trans World Entertainment Corporation - President and COO

Our focus is going to continue -- as I said before, on the core business we’ll continue to support DVD in a big way, watch music carefully. But in the other businesses, we think that there’s great opportunity in games. We think as product availability expands, that will be a strong part of our business. The portable electronic piece of the business, all the MP3 players; we had tremendous success in the mobile opportunity this fourth quarter. All of those play into seeing a great, great opportunity going forward, both short and long-term. All the great little packages that you could put this product in tell us that accessories is going to be terrific for us going forward as well. It was a very strong category versus fourth quarter.

And the other piece is boutique. We think that our stores really have to be all things entertainment. That’s [what we say]. We’ve got to become an entertainment store, and not rely on one or two categories. We see the boutique business, particularly with what happened in the fourth quarter, as being a unique opportunity going forward, so much so that we ended up bringing in the former head of merchandising for Spencer’s Gifts, [John Guest], who just started today as a matter of fact, who will oversee the boutique category in our stores. So, we think that there’s terrific upside both in the short and long-term there as well.

SooAnn Roberts - Kaufman Brothers - Analyst

Just to follow-on on your earlier comments regarding your digital music strategy, where you said that you could do the mix and burn on either CD or specific devices, can you extrapolate a little bit as to what these specific devices are?

Jim Litwak - Trans World Entertainment Corporation - President and COO

It could be a Coby player; it could be a Sandisk player; it could be an [iRipper] player. It is not an iPod player. But in fact, what you could do there is you just burn the CD, you bring it home, and then you could upload it to your iPod.

SooAnn Roberts - Kaufman Brothers - Analyst

Will you have these devices available in your -- all these devices available in your store, outside of the iPod?

Jim Litwak - Trans World Entertainment Corporation - President and COO

Yes; that’s the beauty of it.

SooAnn Roberts - Kaufman Brothers - Analyst

Lastly, if you could break out -- I believe you have before -- your comps on freestanding versus mall-based stores.

(multiple speakers)

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

Hold on just one second.

Jim Litwak - Trans World Entertainment Corporation - President and COO

Malls for the quarter were down four and freestanders for the quarter were down six.

Operator

Bryant Riley, Riley Investment Management.

Bryant Riley - Riley Investment Management - Analyst

Bob, can you talk a little bit about maybe the -- over the last year, clearly, I think, you guys have been pretty optimistic. And you’ve talked in some generalities about changing the box, and I think you’ve made some progress there. But do you ever -- as somebody long, and as you look at the industry, do you ever sit there and say, big box (indiscernible) that is a constant problem, and we’re fighting upstream, and how quickly can we change it? Maybe give me some views into your thoughts as it just relates to this macroenvironment that, I think, concerns everybody, and has -- I don’t know how much it concerns you.

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

Naturally, when you’ve just come off what I would consider a bad performance for a nine-week period, you always are concerned. And there’s no question that the big box are something we’re going to contend with for the foreseeable future, in my opinion; I think less so in music. As it moves along and the category doesn’t perform as well -- I’m talking nationally -- you’ll see cutback from the big box players in that.

But we feel that there is still a lot of opportunity for us as the last man standing in the specialty retail in our business. And we look at it as the size of the business overall, with music being a $10 billion retail business, with video being 16 billion, and with games being up in the 13 or 14 billion, I think it is, by now -- there being our major categories and others. We are still extremely positive on where we can take the Company.

We are not happy at all with our performance in 2006. I give us a very failing grade. But we are used to fixing those problems, and I feel quite positive. It’s not that we don’t have to make changes as we go forward, Bryant; I think that’s something we have to do, and it’s something we have always done well. And we’re prepared for that. So we think that it’s a changing business, it’s a challenging business, but one with the last man standing really (indiscernible) survive to thrive in this business.

Bryant Riley - Riley Investment Management - Analyst

Do you ever think about, as you go through this, and you are pretty tight in your markets -- do you ever think to yourself that maybe the public domain is not the best place to work these things out?

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

It’s been run by me a number of times. And with my stock ownership, the percentage it is, there’s no question it would be probably a pretty easy transaction to do. I’ve always prided myself on making money for the shareholders, and that’s always been my first focus. But it’s something -- as we go through the year, it’s something that will always be discussed and thought about, I think. But I think we’ve got to wait and see how our performance is.

Operator

(OPERATOR INSTRUCTIONS). Mr. Higgins, I’m showing no additional questions or comments at this time, sir. I will turn the conference back over to you.

Bob Higgins - Trans World Entertainment Corporation - Chairman and CEO

Thank you very much, Howard. Thanks for everybody participating today. We look forward to talking to you again in March. Thank you very much.

Operator

Ladies and gentlemen, this does conclude our conference today. Thank you. Please disconnect. Have a good day.